Exhibit 11.1

Consent of Independent Auditors

We consent to the use of our report dated April 29, 2019, in the Regulation A Offering Statement (Form 1-A) of Knightscope, Inc.

/s/ Ernst & Young LLP

San Francisco, California
May 17, 2019